EXHIBIT 3.5

                             ARTICLES OF INCORPORATION

                                         OF

                              CASINO CONSULTANTS INC.



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                                             FILING FEE  $50.00
FILED                                        BY:  JONES, BELL, CLOSE & BROWN
IN THE OFFICE OF THE                         300 S. FOURTH St. SUITE 70C
SECRETARY UV STATE OF THE                    LAS Vegas Nev. $9101
STATE  OF NEVADA
SEP 25 1978

                             ARTICLES OF INCORPORATION
                                         OF
                              CASINO CONSULTANTS INC.

          The undersigned, to form a corporation under Chapter 78 Of the Nevada Revised statutes hereby certify:

               1. NAME:  The name of the corporation is:
                         CASINO CONSULTANTS INC.

               2. OFFICE: The principal office of the corporation In the State of Nevada in to be located at 300 South Fourth Street, Suits 700, in the City of Las Vegas County of Clark. The corporation may also maintain an office or offices at such other places within or outside of the State of Nevada as it may from time to time determine Corporate business of every kind and nature may be conducted and meetings of Directors and Stockholders held outside the State of Nevada the same as in the State of Nevada.

               3. PURPOSE The corporation may engage in any lawful business or activity.

               4. CAPITAL STOCK: The total authorized capital stock of the corporation shell consist of. 2,500 shares having no par value.

               5. DIRECTORS: The members of the governing board of the corporation shall be styled Directors, and the number thereof shall not be less than THREE, except that in the event all of the shares of the corporation are owned beneficially and of record by either ONE or TWO stockholders, the dumber of Directors may be less than


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THREE but not lose than the numbers of Stockholders. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the corporation. Directors need not be shareholders, but shall be of full age and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directive, which shall consist of THREE (3) persons, and who shall hold office until their successor or successors are duly elected and qualified, are as follows:

         NAME                       POST OFFICE ADDRESS
     LAURA R. WEBB        300 S. 4th St. #700 Las Vegas Nevada 89101
     DOROTHY LAPPIN       300 S. 4th St., #700 Las Vegas Nevada 89101
     LISETTE POULIN       300 S. 4th St., #700 Las Vegas,Nevada 89101


          6. NON-ASSESSABLE: The capital stock of the corpor- after the amount of the subscription price, or- par value, has been paid in money, property or services as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular


          7. INCORPORATORS: The name and post office ADDRESS of each of the Incorporators, which are THREE in number, signing these Articles of Incorporation, in as set forth above under the caption "Directors."


          8.   TERM: The corporation shall have perpetual existence.


EXECUTED this 20th day of September 1978.


                                                  Signed by


                                                  Laura R Webb
                                                  Dorothy Lappin
                                                  Lisette Poulin



STATE OF NEVADA)
                ss
COUNTY OF CLARK)


                    On this 20TH day of September 1978 before me, the under

signed, personally appeared LAURA R. WEBB, DOROTHY LAPPIN and LISETTE POULIN,

who acknowledged that they executed the above Instrument.


                                                    Notary Public Seal:
                                                    -------------------
                                                        /s/ Thomas Bell